UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2025

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio	44406-0555
(Address of principal executive offices)	(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	FMNB	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2025, Farmers National Banc Corp. (the “Company” or “Farmers”), issued a press release announcing Joseph W. Sabat’s decision to retire effective May 2, 2025 as Chief Accounting Officer of the Company. Also April 21, 2025, the Company announced the appointment of Sherry Commons as Chief Accounting Officer of the Company effective May 2, 2025, upon Mr. Sabat’s retirement.

Ms. Commons, age 53, began serving as Controller of the Company in March 2025. Prior to joining Farmers, Ms. Commons served as Controller for Premier Bank. She has over 23 years of banking experience.

Ms. Commons base salary is currently $185,000.00, subject to annual review, and she is eligible to participate in the Company’s broad-based employee benefit plans, such as medical, dental, supplemental disability, retiree health insurance and term life insurance programs available to the Company’s employees. Ms. Commons will also be eligible to participate in the Company’s annual incentive program at a target benefit of 25% of her annual base salary.

The full text of the Company’s press release announcing the foregoing retirement of Mr. Sabat and appointment of Ms. Commons is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 17, 2025, the Company held its 2025 Annual Meeting of Shareholders (“2025 Annual Meeting”) for the purposes of: (1) electing three Class III directors to each serve for a term of three years to expire at the Annual Meeting of Shareholders to be held in 2028; (2) considering and voting upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and (3) considering and voting upon a proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. As of the close of business on March 4, 2025, the record date for the 2025 Annual Meeting, 37,614,636 common shares were outstanding and entitled to vote. At the Annual Meeting, 29,436,772 or approximately 78.26%, of the outstanding common shares entitled to vote were represented in person or by proxy, including 6,367,997 broker non-votes. The results of the voting at the 2025 Annual Meeting are as follows:

Proposal 1: The Company’s shareholders elected the following nominees for director to serve a three-year term ending at the 2028 Annual Meeting of Shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Carl D. Culp	22,488,062	580,713	6,367,997
Frank J. Monaco	22,429,216	639,559	6,367,997
Edward W. Muransky	21,042,760	2,026,015	6,367,997

Proposal 2: The Company’s shareholders approved an advisory resolution to approve the 2024 compensation paid to the Company’s named executive officers, with 85.89% of shares voted being cast in favor of the proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,814,217	2,750,036	504,522	6,367,997

Proposal 3: The Company’s shareholders ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,086,097	244,105	106,571	0

Item 7.01	Regulation FD Disclosure.

As described in “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” above, on April 21, 2025, the Company issued a press release announcing the retirement of Joseph W. Sabat as Chief Accounting Officer of the Company, and the appointment of Sherry Commons as Chief Accounting Officer of the Company, each effective May 2, 2025. The full text of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 21, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By:	/s/ Kevin J. Helmick
Kevin J. Helmick
President and Chief Executive Officer

Date: April 21, 2025